Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor Contact Colleen Lubic D +1 610-999-9407 Colleen.Lubic@axalta.com	Media Contact axalta-media-relations@axalta.com

Immediate Release
Axalta Releases Second Quarter 2026 Results
PHILADELPHIA, PA, July 28, 2026 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the second quarter ended June 30, 2026.
Second Quarter 2026 Highlights:
▪Net sales of $1.35 billion, an increase of 3% year over year
▪Refinish net sales increase of 6% year over year
▪Net income of $89 million and net income margin of 6.6%
▪Record quarter for Adjusted EBITDA of $305 million with an Adjusted EBITDA margin of 22.7%
▪Diluted EPS of $0.41
▪Record quarter for Adjusted Diluted EPS of $0.72, an increase of 13% year over year
▪Cash provided by operating activities of $152 million, up 7% year over year
▪Free cash flow of $107 million, up 6% year over year
▪Total net leverage of 2.2x, the lowest in Axalta’s history
“We delivered an excellent second quarter with record Adjusted EBITDA and Adjusted Diluted EPS, expanded margins and generated strong free cash flow demonstrating the earnings power of our business model” said Chris Villavarayan, Chief Executive Officer and President of Axalta. "Our team continues to drive operational excellence that underpins our consistent financial performance, and we carry solid momentum into the second half of the year.”
Second Quarter 2026 Consolidated Financial Results
Second quarter 2026 net sales increased $41 million to $1.35 billion driven by favorable foreign currency translation, contributions from acquisitions, and positive price mix.
Net income decreased by $21 million year over year to $89 million resulting in a net income margin of 6.6%. The decrease was primarily driven by an incremental $31 million in merger and acquisition related costs. Adjusted net income, which excludes merger and acquisition related expenses, increased 10% year over year to $153 million driven by reduced operating expenses and lower interest expense.
Adjusted EBITDA increased 5% year over year to $305 million, a quarterly record resulting in an Adjusted EBITDA margin of 22.7%, up 30 basis points from the prior year period. Diluted EPS declined to $0.41 from $0.50 in the prior year period due to higher merger and acquisition costs. Adjusted Diluted EPS was $0.72, a record quarter and an increase of 13% from last year driven primarily by strong conversion on higher sales and lower interest expense.
Cash provided by operating activities was $152 million, an increase of 7% year over year primarily driven by improved working capital and lower interest payments. Free cash flow was $107 million, an increase of $6 million year over year, inclusive of the headwind from merger-related costs.
Discussion of Segment Results
Performance Coatings’ second quarter net sales were $872 million, up 4% year over year as favorable currency, contributions from acquisitions and positive price mix more than offset slightly lower volumes. Organic net sales increased year over year, supported by strong growth in Europe and Asia and favorable price mix partially offset by lower volumes in North America.
Refinish net sales increased 6% year over year to $545 million, primarily driven by contributions from acquisitions, favorable price mix and foreign currency. Industrial net sales increased by 2% year over year to $327 million with positive volume growth in Europe and Asia and positive price mix more than offsetting lower volumes in North America.
Performance Coatings Adjusted EBITDA increased 10% year over year to $218 million compared with $200 million in the prior year period. The increase was driven by favorable price mix and lower variable and operating expenses. Adjusted EBITDA margin improved 130 basis points year over year to 25.1%.

Mobility Coatings achieved record quarterly net sales of $474 million, up 1% year over year. Light Vehicle net sales declined slightly reflecting lower organic sales, partially offset by favorable foreign currency. Commercial Vehicle net sales increased 7% year over year, driven by volume growth in all four regions and favorable foreign currency.
Mobility Coatings delivered Adjusted EBITDA of $87 million with an Adjusted EBITDA margin of 18.4%. Stronger volumes in Commercial Vehicle were more than offset by favorable one-time items recorded in the second quarter of 2025 that did not repeat.
“We look forward to Axalta's Special General Meeting on August 5 to approve the compelling merger of equals with AkzoNobel. This strategic combination creates a premier global coatings company and provides significant value creation opportunities for Axalta shareholders” said Chris Villavarayan, Chief Executive Officer and President of Axalta.
Third Quarter and Full Year 2026 Outlook

(in millions, except %’s and per share data)	Projection

Item	Q3 2026	FY 2026

Net Sales (YoY % growth)	LSD%	LSD%
Adjusted EBITDA	$295 - $305	$1,140 - $1,170
Adjusted Diluted EPS	~$0.70	$2.55 - $2.70
Free Cash Flow		>$500
Depreciation and Amortization		$305
Tax Rate, As Adjusted		~24%
Diluted Shares Outstanding		~215
Interest Expense		~$150
Capital Expenditures		$180 - $200
LSD = low single digit percentage
Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow or tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its second quarter 2026 financial results on Tuesday, July 28, 2026, at 8:00 a.m. ET. A live webcast of the conference call will be available online at www.axalta.com/investorcall. A replay of the webcast will be posted shortly after the call and will remain accessible through July 28, 2027. The dial-in phone number for the conference call is 1-833-419-0865 and the conference ID is AXALTA. For those unable to participate, a replay will be available through August 4, 2026. The replay dial-in number is +1-844-512-2921. The replay passcode is 11162143.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, our outlook and/or guidance, which includes net sales growth, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization, tax rate, as adjusted, diluted shares outstanding, interest expense and capital expenditures and statements regarding the proposed merger of equals (the “Proposed Merger”) with Akzo Nobel N.V. (“AkzoNobel”) (including our ability to consummate the Proposed Merger and realize the anticipated benefits thereof). Axalta has identified some of these forward-looking statements with words such as “outlook,” “proposed,” “anticipated,” “earnings power,” “momentum,” “opportunities,” and “projections,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental (including related to any new or existing tariffs imposed by the U.S. and any retaliatory actions from other countries), geopolitical (including the current conflict in the Middle East and related effects on commodity prices) and technological factors outside of Axalta’s control, as well as risks related to the execution of, and assumptions underlying, our tariff mitigation strategies, our capital allocation strategy and future share repurchases, our previously-announced global transformation initiative, our previously-announced three-year 2024-2026 strategy and the Proposed Merger (including our ability to consummate the Proposed Merger and realize the anticipated benefits thereof) that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission (the “SEC”). More information on these risks, as well as other risks associated with the Proposed Merger, are also discussed in the definitive proxy statement/prospectus relating to the Proposed Merger, which was filed with the SEC on June 24, 2026. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, total net leverage ratio (or “total net leverage”), tax rate, as adjusted, and Adjusted EBIT. Management uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, tax rate, as adjusted, and Adjusted EBIT in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Management uses Free Cash Flow and total net leverage ratio in the analysis of (1) our liquidity, (2) our ability to incur and service our debt and (3) strategic capital allocation decisions. Adjusted EBITDA, Adjusted Diluted EPS, adjusted net income and Adjusted EBIT consist of EBITDA, Diluted EPS, net income attributable to common shareholders and EBIT, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. Free Cash Flow consists of cash provided by (used for) operating activities less purchase of property, plant and equipment plus interest proceeds on swaps designated as net investment hedges. Total net leverage ratio consists of net debt divided by Adjusted EBITDA, with net debt defined as total debt less cash and cash equivalents. We believe that making the foregoing adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. The non-GAAP financial measures used by Axalta may differ from similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, total net leverage ratio, tax rate, as adjusted, and Adjusted EBIT should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other financial measures derived in accordance with GAAP. These non-GAAP financial measures have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. These items are uncertain, depend on various factors and may have a substantial and unpredictable impact on our GAAP results.
Organic Net Sales
Organic net sales and related growth and decline measures are calculated by excluding (i) the impact of the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount and (ii) net sales of businesses acquired within the last twelve months. We believe presenting organic net sales and related growth and decline measures assists investors with evaluating our sales performance without the impact of foreign exchange rates and recent acquisitions and divestitures of size, and management also routinely evaluates our sales in this manner.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results and that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
Defined Terms
All capitalized terms contained within this release that are not otherwise defined herein have been previously defined in our filings with the SEC.
Rounding
Certain amounts may not foot or crossfoot due to rounding. Additionally, certain percentages may not recalculate due to rounding.
General Restrictions
This communication is not for release, publication, or distribution, in whole or in part, in or into, directly or indirectly, any jurisdiction in which such release, publication, or distribution would be unlawful.
This communication is not a prospectus and the information in this communication is not intended to be complete. This communication is for informational purposes only and is not intended to be and shall not constitute a solicitation of any vote or approval, or an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, or an invitation or recommendation to subscribe for, acquire or buy securities of Axalta or AkzoNobel or any other financial products or securities, in any place or jurisdiction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).
Any decision to purchase, subscribe for, otherwise acquire, sell or otherwise dispose of any securities must be made only on the basis of the information contained in and incorporated by reference into the prospectus with respect to the shares to be allotted by AkzoNobel in the Proposed Merger, which was published on June 24, 2026 and supplemented on July 22, 2026.
The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Axalta and AkzoNobel disclaim any responsibility or liability for the violation of any such restrictions by any person. Neither Axalta, nor AkzoNobel, nor any of their advisors assume any responsibility for any violation by any person of any of these restrictions. Shareholders of Axalta and AkzoNobel, respectively, with any doubt as to their position should consult an appropriate professional advisor without delay.
This communication is addressed to and directed only at, persons who are outside the United Kingdom or, in the United Kingdom, at persons who are: (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) persons falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it may otherwise lawfully be communicated pursuant to the Order (all such persons together being referred to as, “Relevant Persons”). This communication is directed only at Relevant Persons. Other persons should not act or rely on this communication or any of its contents. Any investment or investment activity to which this communication relates is available only to Relevant Persons and will be engaged in only with such persons. Solicitations resulting from this communication will only be responded to if the person concerned is a Relevant Person.
Additional Information and Where to Find It
In connection with the Proposed Merger between Axalta and AkzoNobel, AkzoNobel filed with the SEC a registration statement on Form F-4 on May 27, 2026, as amended on June 18, 2026, which included a proxy statement of Axalta that also constitutes a prospectus with respect to the shares to be offered by AkzoNobel in the Proposed Merger. The registration statement was declared effective by the SEC on June 23, 2026. In connection with the proposed transaction, on June 24, 2026, Axalta filed with the SEC a definitive proxy statement and, on or about June 24, 2026, Axalta commenced mailing the definitive proxy statement to its holders of record as of June 11, 2026. Each of Axalta and AkzoNobel will also file other relevant documents in connection with the Proposed Merger. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents Axalta and/or AkzoNobel may file with the SEC or any other competent regulator in connection with the Proposed Merger. This communication does not contain all the information that should be considered concerning the Proposed Merger and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS, STOCKHOLDERS AND SHAREHOLDERS OF AXALTA AND AKZONOBEL ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS, AS APPLICABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT AXALTA, AKZONOBEL, THE PROPOSED TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other relevant documents filed by Axalta and AkzoNobel with the SEC are available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC from Axalta’s investor relations webpage at https://ir.axalta.com/sec-filings/all-sec-filings or from AkzoNobel’s investor relations webpage at https://www.akzonobel.com/en/investors/all-sec-filings.
The contents of this communication should not be construed as financial, legal, business, investment, tax or other professional advice. Each recipient should consult with its own professional advisors for any such matter and advice
Participants in the Solicitation
This communication is not a solicitation of proxies in connection with the Proposed Merger. However, under SEC rules, Axalta, AkzoNobel and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in connection with the Proposed Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Proposed Merger, including a description of their direct or indirect interests in the Proposed Merger, by security holdings or otherwise, is set forth in the definitive proxy statement/prospectus relating to the Proposed Merger, which was filed with the SEC on June 24, 2026. Information about AkzoNobel’s supervisory board members and members of the board of management is set forth in AkzoNobel’s latest annual report, as filed with the AFM, the Dutch trade register and on its website at https://www.akzonobel.com/en/investors/results-center, and as updated from time to time via filings made by AkzoNobel with the AFM. Additional information regarding the interests of persons who may, under the rules of the SEC, be deemed participants in the solicitation of Axalta security holders in connection with the Proposed Merger, which may, in some cases, be different than those of Axalta’s shareholders generally, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on X.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$1,346	$1,305	$2,600	$2,567
Cost of goods sold	881	848	1,719	1,677
Selling, general and administrative expenses	213	208	413	410
Other operating charges	42	12	68	26
Research and development expenses	18	20	36	37
Amortization of acquired intangibles	25	24	51	48
Income from operations	167	193	313	369
Interest expense, net	37	45	75	89
Other (income) expense, net	(4)	5	(1)	8
Income before income taxes	134	143	239	272
Provision for income taxes	45	33	59	63
Net income	89	110	180	209
Less: Net income attributable to noncontrolling interests	—	1	1	1
Net income attributable to common shareholders	$89	$109	$179	$208
Basic net income per share	$0.42	$0.50	$0.84	$0.96
Diluted net income per share	$0.41	$0.50	$0.84	$0.95
Basic weighted average shares outstanding	214.0	217.6	213.8	217.9
Diluted weighted average shares outstanding	214.7	218.3	214.7	218.9

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$633	$657
Restricted cash	3	3
Accounts and notes receivable, net	1,345	1,229
Inventories	806	756
Prepaid expenses and other current assets	203	170
Total current assets	2,990	2,815
Property, plant and equipment, net	1,300	1,299
Goodwill	1,767	1,795
Identifiable intangibles, net	1,086	1,147
Other assets	556	543
Total assets	$7,699	$7,599
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$769	$637
Current portion of borrowings	519	20
Other accrued liabilities	662	712
Total current liabilities	1,950	1,369
Long-term borrowings	2,549	3,179
Accrued pensions	228	238
Deferred income taxes	197	171
Other liabilities	206	249
Total liabilities	5,130	5,206
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 255.7 and 255.1 shares issued at June 30, 2026 and December 31, 2025, respectively	256	255
Capital in excess of par	1,629	1,621
Retained earnings	2,234	2,055
Treasury shares, at cost, 41.7 shares at both June 30, 2026 and December 31, 2025	(1,202)	(1,202)
Accumulated other comprehensive loss	(395)	(383)
Total Axalta shareholders’ equity	2,522	2,346
Noncontrolling interests	47	47
Total shareholders’ equity	2,569	2,393
Total liabilities and shareholders’ equity	$7,699	$7,599

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Six Months Ended June 30,
	2026	2025
Operating activities:
Net income	$180	$209
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	152	144
Amortization of deferred financing costs and original issue discount	4	4
Deferred income taxes	25	11
Realized and unrealized foreign exchange (gains) losses, net	(5)	29
Stock-based compensation	15	13
Interest income on swaps designated as net investment hedges	(6)	(7)
Other non-cash, net	3	6
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(109)	(47)
Inventories	(53)	(56)
Prepaid expenses and other assets	(58)	(89)
Accounts payable	139	65
Other accrued liabilities	(40)	(111)
Other liabilities	(27)	(3)
Cash provided by operating activities	220	168
Investing activities:
Acquisitions, net of cash acquired	(8)	(6)
Purchase of property, plant and equipment	(98)	(88)
Interest proceeds on swaps designated as net investment hedges	6	7
Proceeds received on loans to customers	5	4
Other investing activities, net	(2)	—
Cash used for investing activities	(97)	(83)
Financing activities:
Payments on long-term borrowings	(135)	(10)
Purchases of common stock	—	(65)
Net cash flows associated with stock-based awards	(6)	(2)
Other financing activities, net	(2)	(1)
Cash used for financing activities	(143)	(78)
(Decrease) increase in cash	(20)	7
Effect of exchange rate changes on cash	(4)	25
Cash at beginning of period	660	596
Cash at end of period	$636	$628

Cash at end of period reconciliation:
Cash and cash equivalents	$633	$625
Restricted cash	3	3
Cash at end of period	$636	$628

The following table reconciles net income to EBITDA, Adjusted EBITDA and segment Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended June 30,		Twelve Months Ended June 30, 2026	Six Months Ended June 30,		Year Ended December 31, 2025
	2026	2025		2026	2025
Net income	$89	$110	$350	$180	$209	$379
Interest expense, net	37	45	162	75	89	176
Provision for income taxes	45	33	163	59	63	167
Depreciation and amortization	76	74	303	152	144	295
EBITDA	247	262	978	466	505	1,017
Termination benefits and other employee-related costs (a)	2	9	9	6	20	23
Merger and acquisition-related costs (b)	35	4	83	57	6	32
Site closure costs (c)	4	2	5	4	5	6
Foreign exchange remeasurement losses (d)	3	4	13	5	7	15
Long-term employee benefit plan adjustments (e)	4	3	14	8	6	12
Stock-based compensation (f)	8	8	27	15	13	25
Gains on sales of assets (g)	—	—	(6)	—	—	(6)
Environmental charges (h)	—	—	2	—	—	2
Other adjustments (i)	2	—	5	3	—	2
Adjusted EBITDA	$305	$292	$1,130	$564	$562	$1,128
Net sales	$1,346	$1,305	$5,150	$2,600	$2,567	$5,117
Net income margin	6.6%	8.4%	6.8%	6.9%	8.1%	7.4%
Adjusted EBITDA margin	22.7%	22.4%	21.9%	21.7%	21.9%	22.0%

Segment Adjusted EBITDA:
Performance Coatings	$218	$200	$789	$398	$397	$788
Mobility Coatings	87	92	341	166	165	340
Total	$305	$292	$1,130	$564	$562	$1,128

(a)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. We do not consider these amounts indicative of our ongoing operating performance.

(b)	Represents merger and acquisition-related expenses, including costs related to financial, tax and legal advisory services, associated with both consummated and unconsummated transactions, all of which we do not consider indicative of our ongoing operating performance.

(c)	Represents costs related to the closure of certain manufacturing sites, including impairment charges, which we do not consider indicative of our ongoing operating performance.

(d)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(e)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(f)	Represents non-cash impacts associated with stock-based compensation.

(g)	Represents non-recurring income related to the sales of certain fixed assets, which are not considered indicative of our ongoing performance.

(h)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(i)	Represents costs for certain non-operational or non-cash losses, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$89	$110	$180	$209
Less: Net income attributable to noncontrolling interests	—	1	1	1
Net income attributable to common shareholders	89	109	179	208
Termination benefits and other employee-related costs (a)	2	9	6	20
Merger and acquisition-related costs (b)	35	4	57	6
Accelerated depreciation and site closure costs (c)	4	3	4	7
Other adjustments (d)	3	2	4	1
Amortization of acquired intangibles (e)	25	24	51	48
Total adjustments	69	42	122	82
Income tax provision impacts (f)	5	12	28	22
Adjusted net income	$153	$139	$273	$268
Adjusted diluted net income per share	$0.72	$0.64	$1.27	$1.23
Diluted weighted average shares outstanding	214.7	218.3	214.7	218.9

(a)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. We do not consider these amounts indicative of our ongoing operating performance.

(b)	Represents merger and acquisition-related expenses, including costs related to financial, tax and legal advisory services, associated with both consummated and unconsummated transactions, all of which we do not consider indicative of our ongoing operating performance.

(c)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, including impairment charges, which we do not consider indicative of our ongoing operating performance.

(d)	Represents costs for certain non-operational or non-cash losses, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(e)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.

(f)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $3 million and benefits of $12 million and benefits of $3 million and $4 million for the three and six months ended June 30, 2026 and 2025, respectively.

The following table reconciles cash provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025	2026	2025
Cash provided by operating activities	$68	$26	$152	$142	$220	$168
Purchase of property, plant and equipment	(50)	(43)	(48)	(45)	(98)	(88)
Interest proceeds on swaps designated as net investment hedges	3	3	3	4	6	7
Free cash flow	$21	$(14)	$107	$101	$128	$87

The following table reconciles income from operations to adjusted EBIT for the periods presented (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Income from operations	$167	$193	$313	$369
Other (income) expense, net	(4)	5	(1)	8
Total	171	188	314	361
Termination benefits and other employee-related costs (a)	2	9	6	20
Merger and acquisition-related costs (b)	35	4	57	6
Accelerated depreciation and site closure costs (c)	4	3	4	7
Other adjustments (d)	4	2	4	1
Amortization of acquired intangibles (e)	25	24	51	48
Adjusted EBIT	$241	$230	$436	$443

(a)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. We do not consider these amounts indicative of our ongoing operating performance.

(b)	Represents merger and acquisition-related expenses, including costs related to financial, tax and legal advisory services, associated with both consummated and unconsummated transactions, all of which we do not consider indicative of our ongoing operating performance.

(c)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, including impairment charges, which we do not consider indicative of our ongoing operating performance.

(d)	Represents costs for certain non-operational or non-cash losses, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(e)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.